SUBSCRIPTION AGREEMENT
                           --------------------------

                             LASERGATE SYSTEMS, INC.
                           --------------------------

Lasergate Systems, Inc.
28050 U.S. 19 North
Corporate Square
Suite 502
Clearwater, FL  34621

Dear Sir or Madam:

     1. SUBSCRIPTION. The undersigned hereby applies to purchase _______ shares of Series D Convertible Preferred Stock, $.03 par value per share (the "Shares"), at a price of $10.00 per Share or an aggregate price of $_________. Once this Agreement is executed by both the undersigned and Lasergate Systems, Inc. (the "Company"), it is intended to create a binding agreement between the undersigned and the Company with respect to the terms and conditions described below.

     This Subscription Agreement should be completed and executed by the purchaser or by an authorized corporate officer, general partner or trustee, as appropriate.

     2. REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER. The undersigned acknowledges, represents, warrants and agrees as follows:

         (a) ORGANIZATION AND AUTHORIZATION. The undersigned, if a corporation, trust or partnership, is duly incorporated and validly existing in the country of _______ and has all requisite power and authority to purchase and hold the Shares. The decision to invest and the execution and delivery of this Agreement by the undersigned, the performance by the undersigned of its obligations
hereunder  and  the   consummation  by  the  undersigned  of  the   transactions
contemplated hereby requires no other proceedings on the part of the undersigned. The undersigned signatory has all right, power and authority to execute and deliver this Agreement on behalf of the undersigned. This Agreement has been duly executed and delivered by the undersigned and, assuming the execution and delivery hereof and thereof by the Company, will constitute the legal, valid and binding obligations of the undersigned, enforceable against the undersigned in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and the availability of equitable remedies.

         (b) EVALUATION OF RISKS. The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. It recognizes that its investment in the Company involves a high degree of risk.

         (c) DUE DILIGENCE. The undersigned has received a copy of such documents as requested by the undersigned, has carefully reviewed such documents, has had the opportunity to obtain any additional information necessary to verify the accuracy of the information contained in such documents and has been given the opportunity to meet with representatives of the Company and to have them answer any questions and provide any additional information regarding the terms and conditions of this particular investment deemed relevant by the undersigned, and all such questions have been answered and requested information provided to the undersigned's full satisfaction. Among the documents received and reviewed by the undersigned are: (i) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1994; (ii) the Company's Current Report on Form 8-K dated December 22, 1994; (iii) the Company's Current Report on Form 8-K dated February 15, 1995; (iv) the Company's Quarterly Report on Form 10-QSB for the Quarter ended March 31, 1995; (v) the Company's Preliminary Proxy Statement as filed with the U.S. Securities and Exchange Commission (the "SEC") on May 11, 1995; (vi) a comment letter from the SEC relating to the foregoing filings; (vii) the Company's responses to the comment letter from the SEC and accompanying amendments to the foregoing documents; and (viii) the Articles of Amendment of Articles of Incorporation of the Company with respect to its Series D Preferred Stock (the "Designation"). In making its decision to purchase the Shares, the undersigned has relied solely upon its review of the documents referred to above and this Agreement and independent investigations made by it or its representatives. The undersigned is aware that the Division of Enforcement of the SEC has informed the Company that it has commenced an investigation regarding certain matters which may be related to the Company. The undersigned is also aware of the following:

               A. FINANCIAL CONDITION; HISTORICAL LOSSES. Although the Company has been in existence since 1985, its first year with significant sales was 1989. The Company's cash requirements during 1993 significantly exceeded its resources and there was a resulting significant loss from operations. During the first quarter of 1994, the Company did not generate any revenues from sales of its Admission Control Systems. Sales were lacking during such quarter due to the Company's inability to raise sufficient capital. The resulting cash shortage caused the Company to temporarily curtail its marketing efforts. Revenue for 1994 was limited to one major contract of $500,000, with a few smaller system sales and maintenance and support contracts from existing customers. As of March 31, 1995, the Company had an accumulated deficit of $8,646,388. The Company cannot predict with certainty when it might become profitable, if ever. At March 31, 1995, the Company had a $816,154 working capital deficit.

               B. NEED FOR ADDITIONAL FINANCING. The Company is dependent on the proceeds of the sale of the Shares to finance its business and planned growth for approximately 24 months. Thereafter, the proceeds of the sale of the Shares may not be sufficient to meet the Company's needs for capital to expand its business. There can be no assurance that, if needed, other financing will be available and, if available, that it will be on terms which will be acceptable to the Company. Further, the Company has agreed that it will not issue any shares of Common Stock or Preferred Stock prior to October 18, 1996 without the consent of the Underwriter of its October 1994 public offering, such consent not to be unreasonably withheld. Although the Company has not obtained the consent of the Underwriter to the issuance of the Shares, the Company believes that the withholding of such consent is unreasonable.

               C. RELIANCE ON TECHNICAL PERSONNEL. The Company relies on its technical personnel to provide the skill necessary for the Company's programming, product development, assembly, repair and other capabilities. The Company does not have long term contracts with any of such personnel. There can be no assurance that such personnel will remain employees of the Company.

     The Company requires a wide range of skilled personnel to conduct its proposed operations and will be dependent upon its ability to attract and retain qualified management, scientific and marketing personnel. Although management of the Company believes that such personnel will be available to the Company, there can be no assurance that the Company will be successful in recruiting or retaining them or that the Company will have sufficient funding for appropriate levels of compensation for such individuals.

               D. COMPANY'S NEW MANAGEMENT. The two executive officers and three directors of the Company have been involved with the Company for a relatively short period of time. Jacqueline E. Soechtig has been the Company's Chief Executive Officer since October 1994 and Vickie L. Guth has been the Company's Vice President--Finance and Chief Financial Officer since November 1993. Stewart L. Krug, Timothy Mahoney, Ms. Soechtig, Frank W. Swacker and Lawrence W. Umstadter, the Company's directors, have served as directors since May 1994, May 1994, October 1994, May 1995 and May 1995 respectively. There can be no assurance that management's lack of history with the Company will not adversely affect the Company's performance over the short term.

               E. LACK OF SIGNIFICANT PATENT PROTECTION. The Company currently does not hold any significant patents related to the creation or operation of its products. The Company, however, intends to apply for patents to protect its new products and enhancements once they are developed. In addition, the Company generally requires each of its consultants, customers and major vendors to enter into non-disclosure agreements to protect the Company's proprietary information. There can be no assurance that these patents (if and when granted) and agreements will afford the necessary protection from material infringement or that the Company will have the financial resources necessary to enforce its agreements or patents, if and when issued. There can also be no assurance that the Company's technologies and prospective patents will not infringe upon patents of others.

               F. DEPENDENCE ON EXISTING PRODUCTS; CONTINUED NEED TO DEVELOP AND ENHANCE PRODUCTS. The Company's products are based on bar code and other computer software technology. This technology has been available for many years and may be surpassed or rendered obsolete by other computer-based technologies or more advanced software. The Company continuously seeks ways to improve its products through the introduction of enhancements and various additional applications, which, by its nature is uncertain. Accordingly, there can be no assurance that the Company will be able to develop such new products or improvements.

     The Company has recently recognized the need to upgrade certain portions of the software included in its existing Admission Control Systems. In lieu of utilizing the time and personnel necessary to develop this software, the Company acquired Delta Information Services, Inc. ("Delta"), which provided the Company with the enhanced software necessary to implement the upgrade. The Company is currently in the process of offering to its existing customers the enhancements afforded by the software acquired in the Delta acquisition without charge. Although the Company believes that these enhancements will remedy any existing deficiencies with its installed Admission Control Systems, there can be no assurance that all of its existing customers will accept the product enhancements. Moreover, customer acceptance of the product enhancements will not necessarily ensure that these customers will look to the Company for their future admission and access control system needs.

               G. COMPETITION. Certain competitors provide similar services as the Company, including the use of bar codes, magnetic strips and other technology and software which provide certain aspects of the Company's products. Such products are produced by numerous companies, many of which have resources substantially greater than those of the Company.

               H. LITIGATION. The Company's founder and former President and Chief Executive Officer, Donald Turner, has commenced an action against the Company in Florida state court. Mr. Turner alleges, among other things, that he was wrongfully terminated from his employment and seeks damages which in the aggregate could exceed $1,000,000. The Company believes that Mr. Turner's suit is without merit and intends to vigorously defend the action.

               I. DEPENDENCE UPON AMUSEMENT PARK, ENTERTAINMENT AND STATE COUNTY AND LOCAL FAIR INDUSTRIES. The Company's business has historically in large part been dependent upon sales of its Admission Control Systems to amusement and theme parks and to state and county fairs. During recessionary times, attendance at such facilities may decrease and, accordingly, during any such recessionary times, the Company's operating results may be adversely affected, particularly as to Admission Control Systems which may in the future be marketed on a per ticket charge basis.

         (d) INDEPENDENT COUNSEL. The undersigned acknowledges that it has been advised to consult with its own attorney regarding legal matters concerning the Company.

         (e) NO REGISTRATION. The undersigned understands that the sale of the Shares has not been registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon an exemption therefrom for offerings outside the United States. The undersigned understands that the Shares and/or the shares of
Company's Common Stock, $.03 par value (the "Common Stock"), into which the Shares are convertible pursuant to the Company's Articles of Amendment to the Articles of Incorporation creating and fixing the designation (the "Designation") of the Series D Preferred Stock (the "Underlying Shares") must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Act or an exemption from such registration is available at that time. The undersigned further understands that the Company has no obligations with respect to registering the Shares or the Underlying Shares on its behalf.

         (f) OFFERING OUTSIDE THE UNITED STATES. The undersigned is not a "U.S. Person" as defined in Regulation S promulgated under the Act ("Regulation S")(1). The undersigned agrees not to reoffer or sell the Shares or the Underlying Shares, and to cause any transferee permitted hereunder not to reoffer or sell the Shares or the Underlying Shares, within the United States, or for the account or benefit of, a U. S. Person (i) as part of the distribution of the Shares or the Underlying Shares at any time or (ii) otherwise, with respect to any of the Shares and the Underlying Shares related thereto until 60 days after the date hereof, except in either case in a transaction meeting the requirements of Regulation S under the Act, including without limitation: the offer (i) is not made to a person in the United States and either (A) at the time the buy order is originated, the buyer is outside the United States or the seller and any person acting on its behalf reasonably believe that the buyer is outside the United States, or (B) the transaction is executed in, on or through the facilities of a designated offshore securities market and neither the seller nor any person acting on its behalf knows that the transaction has been pre-arranged with a buyer in the United States; and (ii) no directed selling efforts shall be made in the United States by the seller, an affiliate or any person acting on their behalf.

- --------------------------
     1 Pursuant to Regulation S, a "U.S. Person" means: (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which any executor or administrator is a U.S. Person, (iv) any trust of which any trustee is a U.S. Person,
            (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (vii) any discretionary account or similar account (other than a estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual resident in the United States, or (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction and formed by any U.S. Person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated and owned by accredited investors (as defined in Rule 501(a) under the Act) who are not natural persons, estates or trusts.

         (g) INVESTMENT INTENT. The undersigned is acquiring the Shares solely for its own account as principal and not with a view to the distribution thereof to or for the benefit or account of any U.S. Person, in whole or in part, and no other person has a direct or indirect beneficial interest in such Shares. The undersigned understands and agrees that it must bear the economic risk of its investment in the Shares for an indefinite period of time. The undersigned will not take any short position in the Company's Common Stock to be covered by any of the Shares or the Underlying Shares and will not otherwise engage in any hedging transactions such as option writing, equity swaps or other types of derivative transactions with respect to the Company's Common Stock.

         (h) ADDITIONAL TRANSFER RESTRICTIONS. The undersigned understands and agrees that, in addition to the restrictions set forth in this Agreement, the following restrictions and limitations are applicable to its purchase and any resales, pledges, hypothecations or other transfers of the Shares or the Underlying Shares:

          A. The following legend reflecting all applicable restrictions will be placed on any certificate(s) or other document(s) evidencing the Shares or the Underlying Shares and the undersigned must comply with the terms and conditions set forth in such legends prior to any resales, pledges, hypothecations or other transfers of the Shares or the Underlying Shares:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and the securities may not be transferred (and if Preferred Stock, may not be converted) on behalf of any U.S. Person, unless (A) the shareholder wishing to transfer (or convert) such securities provides an opinion of experienced securities counsel stating that the proposed transfer (or conversion) of Lasergate Systems, Inc.'s securities is exempt from the registration provisions of all applicable federal securities laws; or (B) said securities have been registered pursuant to the Securities Act of 1933, as amended."

          B. Stop transfer instructions have been or will be placed on any certificates or other documents evidencing the Shares and the Underlying Shares so as to restrict the resale, pledge, hypothecation or other transfer thereof in accordance with the provisions hereof and the provisions of Regulation S promulgated under the Act.

         (i) REPRESENTATIONS UPON CONVERSION. Upon electing to convert any of the Shares into the Underlying Shares, the holder of the Shares being converted will be required to certify that such holder is not a U.S. person, or to deliver an opinion of counsel to the effect that the Shares and the Underlying Shares delivered upon conversion thereof have been registered under the Act or are exempt from registration thereunder.

         (j) NO ADVERTISEMENTS. The undersigned is not subscribing for Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting. Neither the undersigned nor any affiliate nor any person acting on its behalf, has made any "directed selling efforts" (as defined in Regulation S) in the United States.

         (k) INDEMNITY. The undersigned shall indemnify and hold harmless the Company and each officer, director or control person of any such entity, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from (i) any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made or alleged to have been made by the undersigned to the Company, (or its agents or representatives), or omitted or alleged to have been omitted by the undersigned, concerning the undersigned, or the undersigned's authority to invest or financial position in connection with the offering or sale of the Shares, or (ii) any breach of warranty or failure to comply with any covenant contained in this Agreement, including, without limitation, any such misrepresentation, misstatement or omission, or breach of any warranty or covenant, contained herein or any other document submitted by the undersigned, against losses, liabilities and expenses for which the Company, or its officers, directors or control persons has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement in matters settled in accordance with the provision of the following paragraph) incurred by the Company, or such officer, director or control person in connection with such action, suit or proceeding; provided, however, that the undersigned will not be liable in any such case for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have found in a final judgment to have arisen primarily from the gross negligence or willful misconduct of the Company or the party claiming a right to indemnification.

     In case any proceeding shall be instituted involving any person in respect to whom indemnity may be sought, such person (the "Undersigned Indemnified Party") shall promptly notify the undersigned, and the undersigned, upon the request of the Undersigned Indemnified Party, shall retain counsel reasonably satisfactory to the Undersigned Indemnified Party to represent the Undersigned Indemnified Party and any others the undersigned may designate in such proceedings and shall pay as incurred the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Undersigned Indemnified Party shall have the right to retain its own counsel at its own expense, except that the undersigned shall pay as incurred the fees and expenses of counsel retained by the Undersigned Indemnified Party in the event that (i) the undersigned and the Undersigned Indemnified Party shall have mutually agreed to the retention of such counsel or, (ii) the named parties to any such proceeding (including any impleaded parties) include both the undersigned and the Undersigned Indemnified Party and representation of both parties by the same counsel would be inappropriate, in the reasonable opinion of the Undersigned Indemnified Party, due to actual or potential differing interests between them. The undersigned shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the undersigned agrees to indemnify the Undersigned Indemnified Party to the extent set forth in this Agreement.

     In the event a claim for indemnification as described herein is determined to be unenforceable by a final judgment of a court of competent jurisdiction, then the undersigned shall contribute to the aggregate losses, claims, damages or liabilities to which the Company or its officers, directors, agents, employees or controlling persons may be subject in such amount as is appropriate to reflect the relative benefits received by each of the undersigned and the party seeking contribution on the one hand and the relative faults of the undersigned and the party seeking contribution on the other, as well as any relevant equitable considerations.

     The  provisions  of  this  Agreement   relating  to   indemnification   and
contribution shall survive termination of this Agreement and shall be binding upon any successors or assigns of the undersigned.

         (l) IN MAKING AN INVESTMENT DECISION THE PURCHASER MUST RELY ON HIS OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

         (m) THE SHARES AND THE UNDERLYING SHARES MAY NOT BE OFFERED, TRANSFERRED, RESOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR REGULATION S UNDER THE SECURITIES ACT, IF APPLICABLE, OR ANY OTHER APPLICABLE EXEMPTION THEREFROM. THE PURCHASER IS AWARE THAT IT WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME UNLESS TRANSFERRED IN ACCORDANCE WITH THE ABOVE.

         (n) The undersigned understands that Baytree Associates, Inc. is to receive a placement fee equal to 10% of the gross proceeds from the sale of the Shares contemplated hereby.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company acknowledges, represents, warrants and agrees as follows:

         (a) ORGANIZATION AND AUTHORIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida and has all req uisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. The Company is not in default or violation of any material term or provision of its Articles of Incorporation or Bylaws nor will the consummation of the transactions contemplated by this Agreement cause any such default or violation, subject, however, to obtaining shareholder approval to amend its Certificate of Incorporation to increase the number of authorized shares of Common Stock as described below. The Company has all requisite corporate power and authority to enter into this Agreement, to sell the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms.

         (b) CAPITALIZATION. The authorized capital stock of the Company consists of 5,000,000 shares of Common Stock, and 2,000,000 shares of Preferred Stock, par value $.03 per share. Upon issuance of the Shares pursuant to the terms of this Agreement and payment therefor, the Shares will be duly authorized, validly issued, fully paid and nonassessable. Upon issuance, the Shares will not be subject to any preemptive or other preferential rights or similar statutory or contractual rights. The undersigned understands that the Company does not currently have sufficient authorized Common Stock for the issuance of the Underlying Shares. The undersigned agrees that, notwithstanding the terms of the Designation, conversion of the Shares will be subject to shareholder approval of the increase in the Company's authorized shares of Common Stock contemplated by the Preliminary Proxy Statement filed with the Securities and Exchange Commission on May 11, 1995. The undersigned hereby agrees that, notwithstanding any provisions of the Designation or any other document, it shall have no right to convert the Shares until and unless the shareholders shall have approved such increase in authorized shares of Common Stock and the Company shall have implemented such increase.

         (c) USE OF PROCEEDS. The Company will use up to $300,000 of the proceeds from the sale of the Shares for the repayment of outstanding convertible debt and the remainder for working capital purposes and the payment of expenses related to the offering and sale of the Shares.

     4. SUBSCRIPTION AND METHOD OF PAYMENT. The undersigned hereby subscribes for the number of Shares set forth in Paragraph 1 and agrees to pay for such Shares in cash or by certified check or wire transfer to the escrow agent named the Escrow Agreement of even date herewith entered into by and among the Company, Baytree Associates and the escrow agent named therein (the "Company Payment") against delivery of the Shares at the Closing by such escrow agent.

     The Closing shall take place as soon as practicable after due execution by the undersigned and acceptance by the Company of this Subscription Agreement and the Escrow Agreement.

     5. MISCELLANEOUS.

         (a) The undersigned agrees not to transfer or assign this Agreement, or any of the undersigned's interest herein, and further agrees that the transfer or assignment of Shares or the Underlying Shares shall be made only in accordance with all applicable laws.

         (b) This Agreement constitutes the entire agreement between the undersigned and the Company with respect to the subject matter hereof. This Agreement may be amended only by a writing executed by both of them.

         (c) This Agreement shall be enforced, and construed in accordance with the laws of the State of Florida.

                                TYPE OF OWNERSHIP

___________________________        (Check One)

___________________________        Individual

___________________________           Trust

___________________________        Corporation

___________________________        Partnership



     Please print here the exact name in which the investor desires to have the Shares registered (must be beneficial owner).

                     _____________________________________

     All correspondence relating to the undersigned's investment should be sent (check one):

[ ]    (i) to the address of the  undersigned  set forth on the  signature  page hereof
[ ]    (ii)  to the following address:

                          ___________________________

                          ___________________________

                          ___________________________


     The undersigned may be contacted by telephone at the following telephone number(s):

     (i)  Home Telephone: (   )
                          ------------------------

     (ii) Business Telephone: (   )
                              ------------------------

                                 SIGNATURE PAGE

                                 FOR INDIVIDUALS


     IN  WITNESS  WHEREOF,  the  undersigned  has  executed  this  Agreement  at
______________________,    _________________________    This    ____    day   of
_____________________ , 1995.

Number of Shares being subscribed for : ________________________



                                             ___________________________________
                                             Print Name


                                             ___________________________________
                                             Signature of Investor


                                             ___________________________________
                                             Social Security Number


                                             ___________________________________
                                             Residence Address

                                             ___________________________________

                                             ___________________________________



     If the purchaser has indicated that the Shares will be held as JOINT TENANT, TENANTS IN COMMON, or as COMMUNITY PROPERTY, please complete the following:



                                         ___________________________________
                                         Print Name of Spouse or Other Purchaser


                                         ___________________________________
                                         Signature of Spouse or Other Purchaser


                                         ___________________________________
                                         Social Security Number


                                         ___________________________________
                                         Signature of Spouse or Other Purchaser

SUBSCRIPTION ACCEPTED:

LASERGATE SYSTEMS, INC.


By:______________________________
      Name:
      Title:


By:______________________________
      Name:
      Title:

Date:_________________________, 1995

     IF YOU ARE PURCHASING SHARES WITH YOUR SPOUSE, YOU MUST BOTH SIGN THE SIGNATURE PAGE. IF YOU ARE PURCHASING SHARES WITH ANOTHER PERSON NOT YOUR SPOUSE, YOU MUST EACH FILL OUT ALL AREAS OF THIS AGREEMENT APPLICABLE TO AN INDIVIDUAL PURCHASER.

                                 SIGNATURE PAGE

                               FOR TRUST INVESTORS


Note: Trustee empowered to bind the trust must sign.

Number of Shares
being subscribed for:

_____________________


________________________________________________________________________________
Name of Trust (please print or type)


________________________________________________________________________________
Name of trustee (please print or type)


________________________________________________________________________________



Date Trust was formed

By:______________________________
      Trustee's Signature

Trustee's Address:

                              _________________________________________________

                              _________________________________________________

                              _________________________________________________


State of Organization: ________________________________________________________

Executed at _____________________________, _______________________This
                        City                         State

____________ day of _____________________, 1995.

SUBSCRIPTION ACCEPTED:

LASERGATE SYSTEMS, INC.

By:______________________________
      Name:
      Title:


By:______________________________
      Name:
      Title:

Date:_________________________

                                 SIGNATURE PAGE

                             FOR CORPORATE INVESTORS

Note: The officer authorized to bind the Corp. must sign.

Number of Shares
being subscribed for:


_____________________


________________________________________________________________________________
Name of Corp. (Please print or type)


By:_____________________________________________________________________________
                        (Signature of authorized agent)

Title:__________________________________________________________________________

Address of Principal
     Corporate Offices:

                                             ___________________________________

                                             ___________________________________

                                             ___________________________________


Mailing Address,
     If different:

                                             ___________________________________

                                             ___________________________________

                                             ___________________________________


State of Incorporation: ________________________________________________________

Executed at ______________, ____________  this ____  day of _____________, 1995.
                City            State

SUBSCRIPTION ACCEPTED:

LASERGATE SYSTEMS, INC.


By:______________________________
      Name:
      Title:


By:______________________________
      Name:
      Title:

Date:_________________________

                                 SIGNATURE PAGE

                            FOR PARTNERSHIP INVESTORS

Note: Partner(s) authorized to bind the partnership must sign.

Number of Shares
being subscribed for:


_____________________


________________________________________________________________________________
Name of Partnership (please print or type)


By:_____________________________________________________________________________
                        Signature of a general partner


By:_____________________________________________________________________________
                        Signature of additional general partner
                        (if required by partnership agreement)


Principal Business Address:

                                             ___________________________________

                                             ___________________________________

                                             ___________________________________


Mailing Address, if different:

                                             ___________________________________

                                             ___________________________________




State of Organization: _________________________________________________________

Executed at _____________________________, ______________________ This
                           City                      State

_______ day of ____________________ , 1995.

SUBSCRIPTION ACCEPTED:

LASERGATE SYSTEMS, INC.



By:______________________________
      Name:
      Title:


By:______________________________
      Name:
      Title:

Date:_________________________